UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

April 1, 2010
Date of Report (Date of earliest event reported)

OSI PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-15190	13-3159796
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

41 Pinelawn Road
Melville, NY 11747
(Address of principal executive offices)

(631) 962-2000
(Registrant's telephone number, including area code)

N/A
(Former name or former address,
if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

The disclosure contained in Item 5.02 of this Current Report on Form 8-K (this “Report”) is hereby incorporated by reference into this Item 1.01.

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

OSI Change in Control Severance Plan and Prosidion Limited and OSI Pharmaceuticals (UK) Limited Change in Control Severance Plan

On April 2, 2010, the Board of Directors (the “Board”) of OSI Pharmaceuticals, Inc. (“OSI” or the “Company”), upon the recommendation of the Compensation Committee of the Board (the “Compensation Committee”) adopted the Company's Change in Control Severance Plan (the “U.S. CIC Plan”) and the Prosidion Limited and OSI Pharmaceuticals (UK) Limited Change in Control Severance Plan (the “UK CIC Plan” and together with the U.S. CIC Plan, the “CIC Plans”), covering employees of the Company and its subsidiaries in the United States and the United Kingdom, respectively.  The purpose of the CIC Plans is to promote employee retention in light of the uncertainty created by the unsolicited tender offer by Astellas Pharma Inc. and the Company’s ongoing process to explore the availability of a transaction that reflects the full instrinsic value of the Company.  In general, the CIC Plans provide severance payments and benefits to eligible employees below Grade 12 only upon a qualifying termination of employment within 12 months following a “change in control” of the Company.  Under the CIC Plans, a change in control of the Company generally includes an acquisition by a third party of 50% or more of the shares of the Company’s common stock, an unapproved change in the composition of a majority of the Board, a merger involving the Company, a sale of all of the assets of the Company, or a liquidation of the Company.  A qualifying termination under the CIC Plans would be a termination by the Company or one of its subsidiaries, as the case may be, or a successor thereof, without cause or by the employee following relocation, reduction in salary or target bonus or a material adverse change to the employee’s responsibilities.  Employees who experience a termination of employment qualifying them for benefits under the CIC Plans would be entitled to a severance payment ranging from three to nine months of salary (depending on grade level), plus one additional week of severance for each completed year of service with the Company or one of its subsidiaries (up to a maximum of 10 weeks).  Such eligible employees would also generally be entitled to a pro-rata annual bonus for the year of termination (which is provided either on a qualifying termination of employment or a termination of the bonus plan following a change in control).  Employees entitled to benefits under the CIC Plans also receive a waiver of their obligation to repay relocation and commuter bonuses in connection with Ardsley site relocation (for U.S. employees only), benefit continuation for up to nine months (or, with respect to the eligible employees under the UK CIC Plan, a lump sum payment in lieu thereof), outplacement services and reimbursement of certain legal fees required to enforce their rights under the CIC Plans (collectively, the “Other CIC Plan Benefits”).  If upon a change in control, an acquirer assumes the Company’s equity plans and converts an eligible employee’s equity awards into acquirer stock, any outstanding stock option, equity or equity-based awards held by such eligible employee would become fully vested if the eligible employee is terminated without cause or resigns for good reason within one year of the change in control.  All eligible employees would also be entitled to full vesting of outstanding equity awards in the event of a change in control in which the consideration for the shares of the Company’s common stock was all cash or in which such equity awards were not assumed or converted into acquirer stock.

The Company’s executive officers are not eligible to receive severance payments or a pro rata bonus under the CIC Plans since such employees are covered by contractual severance arrangements, but would be eligible to receive the Other CIC Plan Benefits to the extent that those benefits were not provided under their existing employment agreements and arrangements.  In addition, the CIC Plans operate to extend the post-change in control severance protection period to 12 months following a change in control for certain of the Company’s executive officers who had only a six month such period under their existing agreements.  U.S. employees whose positions are being relocated to Ardsley, New York, but who have not committed to relocate to Ardsley, are not eligible for payments and benefits under the CIC Plans.

The above summary of the CIC Plans is qualified in its entirety by reference to the text of the CIC Plans, copies of each of which are filed as Exhibits 10.1 and 10.2 to this Report and are incorporated herein by reference.

Employment Arrangements with Certain Executive Officers of the Company

Dr. Jonathan Rachman

On April 1, 2010, the Compensation Committee approved a letter agreement (the “Rachman Amendment”), effective April 1, 2010, between the Company and Dr. Jonathan Rachman, the Company’s Senior Vice President, Research and Development, Diabetes and Obesity, which amends Dr. Rachman’s employment agreement, dated as of March 2, 2005, to provide, among other things, that upon termination without cause, or voluntary termination for good reason within 12 months of a change of control of OSI, (i) all of Dr. Rachman’s outstanding unvested equity or equity based awards will vest and become fully exercisable and (ii) Dr. Rachman will receive a lump sum payment upon termination that will include one year of base salary, a prorated target bonus for the year of termination, any accrued but unpaid annual base salary and any accrued vacation pay, an amount equal to £500 per month for 12 months in lieu of health benefits, and employer pension contributions for 12 months directed to his personal pension plan.  The definition of a change in control under the Rachman Amendment is the same as under the CIC Plans.

The foregoing summary of the Rachman Amendment is qualified in its entirety by reference to the Rachman Amendment, a copy which is filed as Exhibit 10.3 to this Report and is incorporated herein by reference.

Dr. David Epstein

On April 1, 2010, the Compensation Committee approved the promotion of Dr. David Epstein to Senior Vice President, Chief Scientific Officer, Oncology. Prior to his promotion, Dr. Epstein served as Vice President, Research & Preclinical Development, in which capacity he served since March 2006.  Pursuant to the terms of a letter agreement, dated March 24, 2006 (the “2006 Epstein Agreement”), between the Company and Dr. Epstein, Dr. Epstein is entitled to base pay of $336,380 per year, less taxes, and an annual discretionary, performance-based bonus, which is targeted at 40% of his base salary.  The 2006 Epstein Agreement also provides that if Dr. Epstein is involuntarily terminated for a reason other than performance, he will be entitled to receive payment of his base salary for eighteen months and eighteen months of COBRA payments to cover medical premiums.  Pursuant to the 2006 Epstein Agreement, Dr. Epstein also received (i) a one-time bonus of $125,000, which was subject to a gross-up for taxes thereon, (ii) a grant of 20,000 stock options, which vested over four years, (iii) a grant of 10,000 shares of restricted stock, which vested over the same period, (iv) reimbursement of certain relocation expenses and (v) mortgage assistance of $20,000 (net) per year for three years following relocation to New York, which was subsequently extended by the Company for an additional two years.

In connection with his promotion, on April 1, 2010, the Compensation Committee approved a letter agreement (the “Epstein Amendment”), effective April 1, 2010, between the Company and Dr. Epstein, which amends the 2006 Epstein Agreement, to provide that upon termination without cause, or voluntary termination for good reason within 12 months following a change of control of OSI, all of Dr. Epstein’s outstanding unvested equity or equity based awards will vest and become fully exercisable. The definition of a change in control under the Epstein Amendment is the same as under the CIC Plans.

The foregoing summary of the 2006 Epstein Agreement and Epstein Amendment is qualified in its entirety by reference to the 2006 Epstein Agreement and Epstein Amendment, copies of each of which are filed as Exhibits 10.4 and 10.5 to this Report and are incorporated herein by reference.

Dr. Angela Davies

On April 1, 2010, the Compensation Committee approved the promotion of Dr. Angela Davies to Senior Vice President, Chief Medical Officer, Oncology.  Prior to her promotion, Dr. Davies served as Vice President of Clinical Research, Oncology, in which capacity she served since August 2009.  Pursuant to the terms of a letter agreement, dated August 17, 2009 (the “2009 Davies Agreement”), between the Company and Dr. Davies, the Company agreed to pay Dr. Davies a commitment bonus equal to six months salary and certain amounts in connection with her employment relocation.  Pursuant to the 2009 Davies Agreement, Dr. Davies is also entitled to an annual discretionary, performance-based bonus, which is targeted at 40% of her base salary.

In connection with her promotion, on April 1, 2010, the Compensation Committee approved a letter agreement (the “Davies Amendment”), effective April 1, 2010, between the Company and Dr. Davies, which amends the 2009 Davies Agreement, to provide, among other things, a base salary of $350,000 per year, and that upon termination without cause or voluntary termination for good reason within 12 months following a change of control of OSI, (i) all of Dr. Davies’ outstanding unvested equity or equity based awards will vest and become fully exercisable and (ii) Dr. Davies will receive a lump sum payment upon termination that will include one year of base salary, a prorated target bonus for the year of termination, any accrued but unpaid annual base salary and any accrued vacation pay, and 12 months of continued medical and dental benefits.  Pursuant to the Davies Amendment, as an additional relocation benefit in connection with the Company’s consolidation of its U.S. facilities in Ardsley, New York, Dr. Davies will receive payment of $100,000 on the later of December 31, 2010 or the date of closing of the purchase of a dwelling in and around Ardsley, New York, provided she is employed by the Company or a successor on such date.  In the event that Dr. Davies' employment is terminated in connection with a change of control prior to December 31, 2010, she will receive the $100,000 payment at the time of such termination, provided that she has closed on the purchase of a dwelling in New York prior to the date of such termination.  The definition of a change in control under the Davies Amendment is the same as under the CIC Plans.

The foregoing summary of the 2009 Davies Agreement and Davies Amendment is qualified in its entirety by reference to the 2009 Davies Agreement and Davies Amendment, copies of each of which are filed as Exhibits 10.6 and 10.7 to this Report and are incorporated herein by reference.

ITEM 8.01 Other Events

On April 1, 2010, OSI announced that its 2.0% Convertible Senior Subordinated Notes due 2025 (the “Notes”) are now convertible at the option of the holders and will remain convertible through June 30, 2010, the last trading day of the current fiscal quarter, as provided for in the Indenture governing the Notes. A copy of OSI’s press release, dated April 1, 2010, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.  A notice setting forth the procedures for converting the Notes has been provided to the holders of the Notes in accordance with the terms of the Indenture and is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1	OSI Change in Control Severance Plan, adopted by the OSI Board upon recommendation of the Compensation Committee of OSI Board on April 2, 2010.*
10.2	Prosidion Limited and OSI Pharmaceuticals (UK) Limited Change in Control Severance Plan, adopted by the OSI Board upon recommendation of the Compensation Committee of OSI Board on April 2, 2010.*
10.3	Amendment to Employment Agreement, dated April 1, 2010, by and between OSI Pharmaceuticals, Inc. and Dr. Jonathan Rachman.*
10.4	Employment Letter Agreement, dated March 24, 2006, by and between OSI Pharmaceuticals, Inc. and Dr. David Epstein.*
10.5	Amendment to Employment Letter Agreement, dated April 1, 2010, by and between OSI Pharmaceuticals, Inc. and Dr. David Epstein.*
10.6	Employment Letter Agreement, dated August 17, 2009, by and between OSI Pharmaceuticals, Inc. and Dr. Angela Davies.*
10.7	Amendment to Employment Letter Agreement, dated April 1, 2010, by and between OSI Pharmaceuticals, Inc. and Dr. Angela Davies.*
99.1	Press Release of OSI Pharmaceuticals, Inc. dated April 1, 2010.*
99.2	Conversion Notice for 2.0% Convertible Senior Subordinated Notes due 2025 of OSI Pharmaceutials, Inc. dated April 2, 2010.*
* Filed herewith.

Additional Information

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities of any stockholder of OSI Pharmaceuticals, Inc. (“OSI”).

In connection with the unsolicited tender offer commenced by Astellas, OSI has filed a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC (as amended, the “Schedule 14D-9”). STOCKHOLDERS OF OSI ARE URGED TO READ THE SCHEDULE 14D-9 AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Stockholders may obtain a free copy of the Schedule 14D-9 and other documents filed by OSI with the SEC through the website maintained by the SEC at http://www.sec.gov.  Stockholders may also obtain, without charge, a copy of the Schedule 14D-9 from MacKenzie Partners, Inc., OSI’s information agent, by calling 800-322-2885 toll free or by calling 212-929-5500 or by emailing osipharma@mackenziepartners.com.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 6, 2010	OSI PHARMACEUTICALS, INC.

	By:	/s/ Barbara A. Wood
Barbara A. Wood
Senior Vice President, General
Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	OSI Change in Control Severance Plan, adopted by the OSI Board upon recommendation of the Compensation Committee of OSI Board on April 2, 2010.*
10.2	Prosidion Limited and OSI Pharmaceuticals (UK) Limited Change in Control Severance Plan, adopted by the OSI Board upon recommendation of the Compensation Committee of OSI Board on April 2, 2010.*
10.3	Amendment to Employment Agreement, dated April 1, 2010, by and between OSI Pharmaceuticals, Inc. and Dr. Jonathan Rachman.*
10.4	Employment Letter Agreement, dated March 24, 2006, by and between OSI Pharmaceuticals, Inc. and Dr. David Epstein.*
10.5	Amendment to Employment Letter Agreement, dated April 1, 2010, by and between OSI Pharmaceuticals, Inc. and Dr. David Epstein.*
10.6	Employment Letter Agreement, dated August 17, 2009, by and between OSI Pharmaceuticals, Inc. and Dr. Angela Davies.*
10.7	Amendment to Employment Letter Agreement, dated April 1, 2010, by and between OSI Pharmaceuticals, Inc. and Dr. Angela Davies.*
99.1	Press Release of OSI Pharmaceuticals, Inc. dated April 1, 2010.*
99.2	Conversion Notice for 2.0% Convertible Senior Subordinated Notes due 2025 of OSI Pharmaceutials, Inc. dated April 2, 2010.*
* Filed herewith.